SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 5, 2015, the Vectren Corporation board of directors selected board member Jean L. Wojtowicz as the Company’s next lead director, subject to her reelection at the Company’s May 24, 2016 annual shareholder meeting. Assuming her reelection, Wojtowicz would assume this role effective immediately following the 2016 annual shareholder meeting. Wojtowicz has served as a member of the Company’s board since the inception of operations in April of 2000. She currently serves as chair of the board’s Compensation and Benefits committee and as a member of the board’s Audit and Risk Management committee, where she has been designated a financial expert. Wojtowicz will succeed J. Timothy McGinley, who, as previously disclosed in the Proxy Statement, will retire from the board at the 2016 annual shareholder meeting. Wojtowicz was selected to fill the lead director position as part of the Company’s continuing director succession planning process that is led by the board’s Nominating and Corporate Governance committee.

A copy of the press release announcing Ms. Wojtowicz's appointment is attached and filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Vectren Board of Directors Announces Director Leadership Succession Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
November 6, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are furnished as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description
99.1	Vectren Board of Directors Announces Director Leadership Succession Plan